UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

January 16, 2008

Date of Report (date of earliest event reported)

CARRIER ACCESS CORPORATION

(Exact name of Registrant as specified in its charter)

State of Delaware	000-24597	84-1208770
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

5395 Pearl Parkway

Boulder, Colorado 80301

(Address of principal executive offices)

(303) 218-5455

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On January 16, 2008, Carrier Access Corporation (the “Company”) entered into an agreement with 5395 Pearl Parkway, LLC (“Buyer”), to sell the Company’s principal offices located at 5395 Pearl Street, Boulder, Colorado (the “Property”), for approximately $6.25 million. The transaction has a scheduled closing of March 20, 2008 (or such earlier date as the parties may otherwise agree in writing) (the “Closing”). The agreement requires Buyer to (a) make an initial earnest money deposit within one (1) business day of execution of $100,000 and (b) make an additional earnest money deposit of $900,000 if Buyer does not otherwise terminate the agreement as permitted by its terms on or before February 14, 2008, after which date the obligation to make the additional deposit becomes irrevocable. The agreement contains standard representations, warranties, terms and conditions, including closing conditions, for a transaction of this type. The agreement also requires the parties to negotiate in good faith to agree upon a lease back of approximately 30,000 square feet of the Property, under standard lease form, to expire August 15, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARRIER ACCESS CORPORATION

Date: January 22, 2008	By:	/s/ GARY GATCHELL
Gary Gatchell
Chief Financial Officer